EXHIBIT 10.4
                                                           [EXECUTION COPY]


                              OPTION AGREEMENT
                             (First New Option)

                               by and between

                         Option Acquisition, L.L.C.

                                      and

                          Nextel Communications, Inc.

                          Dated as of June 18, 1997


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          THE SECURITIES  REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE
          NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH
          REGISTRATION IS NOT REQUIRED UNDER THE ACT OR SUCH LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AS SET FORTH IN THE OPTION PURCHASE AGREEMENT, DATED AS OF JUNE 16, 1997, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY. ANY REGISTRATION OF TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY WILL BE SUBJECT TO COMPLIANCE WITH SUCH RESTRICTIONS.


                                 OPTION AGREEMENT
                                (First New Option)

          This OPTION AGREEMENT (First New Option) (the "Option") is dated
June 18, 1997, by and between Nextel Communications, Inc., a Delaware corporation (the "Company") and Option Acquisition, L.L.C., a Washington limited liability company ("Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Option Purchase Agreement (as defined below).

                                RECITALS

          The Company, Buyer and Unrestricted Subsidiary Funding Company, a Delaware corporation and a wholly owned subsidiary of the Company ("USFC"), have entered into an Option Purchase

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Agreement dated as of June 16, 1997 (the "Option Purchase Agreement") pursuant to which, among other things, the Buyer agreed to purchase from USFC certain options (the "Old Options") to acquire up to 25,000,000 shares of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock") and the Buyer and the Company agreed to exchange the Old Options for two options to purchase shares of Common Stock, on the terms set forth in the Option Purchase Agreement, this Option, and the Second New Option.

           An affiliate of Buyer, Digital Radio, L.L.C. ("Investor"), is a stockholder of the Company and holds an Option Agreement (First Tranche) issued by the Company to Investor on July 28, 1995 (the "Investor's First Option") to purchase Common Stock of the Company.

                                 AGREEMENT

          NOW, THEREFORE, for the consideration set forth in the Option Purchase Agreement and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Company agrees with Buyer as follows:

          1. GRANT OF OPTION.

          1.1 Grant. The Company hereby grants to Buyer this Option, exercisable as provided herein in whole or in part at any time and from time to time during the period from (A) the date that Investor has paid the exercise price and exercised, in full, the Investor's First Option, through
(B) 6:00 p.m., local time in New York, New York, on July 28, 1998 (the "Exercise Period") to purchase an aggregate of up to Fifteen Million (15,000,000) shares of Common Stock (as such number may be adjusted pursuant to Section 2 hereof, the "Option Shares"), at an exercise price of $16.00 per share (as such price may be adjusted pursuant to Section 2 hereof, the "Exercise Price"). Buyer and its permitted successors and assigns are hereinafter referred to as "Holder."

          1.2 Shares To Be Issued; Reservation of Shares. The Company covenants and agrees that all Option Shares will, upon issuance, be duly authorized, validly issued and outstanding, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof, except as otherwise provided in the Option Purchase Agreement. The Company further

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covenants and agrees that it will from time to time take all actions required to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Exercise Price. The Company further covenants and agrees that, during the Exercise Period, the Company will at all times have authorized and reserved sufficient shares of Common Stock to provide for the exercise of this Option in full.

          2. ADJUSTMENTS TO OPTION RIGHTS.

          2.1 Stock Combinations. If the Company combines all of the outstanding Common Stock  proportionately  into a smaller number of shares, the Exercise Price per Option Share hereunder in effect immediately prior to such combination will be proportionately increased and the number of Option
Shares issuable to the Holder upon exercise of this Option will be proportionately decreased, as of the effective date of such combination.

          2.2 Reorganizations. If any of the following transactions (each, a "Special Transaction") becomes effective: (i) a capital reorganization or reclassification of the capital stock of the Company, (ii) a consolidation or merger of the Company with another entity or (iii) a sale or conveyance of all or substantially all of the Company's assets, then, as a condition of any such Special Transaction, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, at any time after the consummation of such transaction until the expiration of the Exercise Period, upon the basis and upon the terms and conditions specified herein, and in lieu of the Option Shares immediately theretofore issuable upon exercise of this Option for the aggregate Exercise Price in effect immediately prior to such consummation, such shares of stock, other securities, cash or other assets as may be issued or payable in and pursuant to the terms of such Special Transaction with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of Option Shares immediately theretofore issuable upon exercise in full of this Option had such Special Transaction not taken place (pro rated in the case of any partial exercises). In connection with any Special Transaction, appropriate provision will be made with respect to the rights and interests of the Holder to the end that the provisions of this Option (including without limitation provisions for adjustment of the Exercise

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Price and the number of Option  Shares  issuable  upon the  exercise of the
Option), will thereafter be applicable, as nearly as may be, to any shares of stock, other securities, cash or other assets thereafter deliverable upon the exercise of this Option. The Company will not effect any Special Transaction unless prior to or simultaneously with the closing the successor entity (if other than the Company), if any, resulting from such consolidation or merger or the entity acquiring such assets assumes by a written instrument executed and mailed by certified mail or delivered to the Holder (which instrument shall be in form and substance reasonably satisfactory to Holder) at the address of the Holder appearing on the books of the Company, the obligation of the Company or such successor corporation to deliver to such Holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such Holder has rights to purchase.

          2.3 Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, stock splits, recapitalizations, reclassifications or the like, the type and number of Option Shares issuable upon exercise of this Option, and the Exercise Price, as the case may be, will be adjusted appropriately, immediately upon such change. No such adjustment will be made on account of any dividend payable other than in stock of the Company.

          2.4 Notice. Whenever this Option, the Option Shares or the Exercise Price is to be adjusted as provided herein or a dividend or distribution
(in cash, stock or otherwise and including, without limitation, any liquidating distributions) is to be declared by the Company, or a Special Transaction is deemed by the Company to be substantially certain to occur (other than a Special Transaction in which the Company is the surviving entity and which would not require the execution of a written instrument pursuant to Section 2.2 above), the Company will forthwith cause to be sent to the Holder at the last address of the Holder shown on the books of the Company, by first-class mail, postage prepaid, at least ten (10) days prior to the record date specified in (A) below or at least twenty (20) days before the date specified in (B) below, a notice stating in reasonable detail the facts requiring such adjustment and the calculation thereof, if applicable, and stating (if applicable):

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          (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined (provided, that in the event the Company institutes a policy of declaring cash dividends on a periodic basis, the Company need only provide the relevant information called for in this clause (A) with respect to the first cash dividend payment to be made pursuant to such policy and thereafter provide only notice of any changes in the amount or the frequency of any subsequent dividend payments), or

          (B) the date on which a Special Transaction is expected to become effective, and the date as of which it is expected that holders of Common Stock of record are entitled to exchange their shares of Common Stock for securities or other property deliverable upon consummation of the Special Transaction.

          2.5 Fractional Interests. This Option may be exercised only for a whole number of shares of Common Stock, other than any fraction of a share of Common Stock which would result upon this Option being exercised in full; provided, however that the Company is not required to issue fractions of shares of Common Stock on the exercise in full of this Option. If any fraction of a share of Common Stock would, except for the provisions of this Section 2.5, be issuable upon the exercise in full of this Option, the Company may (in lieu of issuing such fractional share) either (A) purchase such fraction for an amount in cash equal to the current value of such fraction, computed (i) if the Common Stock is listed or admitted to unlisted trading privileges on the NASDAQ National Market System or any securities exchange, on the basis of the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise upon which such a sale shall have been effected (or, if the Common Stock shall be listed or admitted to unlisted trading privileges on more than one such exchange, on the basis of such price on the exchange designated from time to time for such purpose by the Board of Directors of the Company) or (ii) if the Common Stock is not so listed or admitted to unlisted trading privileges, on the basis of the last bid price, or if there is no reported last bid, the average of the bid prices, for the Common Stock on the last business day prior to the date of exercise, as reported by the National Association of

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Securities  Dealers  Automated  Quotation System or any successor thereto, or, if such computations cannot be made as aforesaid, as the Board of Directors of the Company may in good faith determine or (B) issue a number of whole shares determined by rounding up to the nearest whole share.

          3.  EXERCISE.

          3.1 Exercise of Option. Subject to compliance with federal and state securities laws and to Section 1.1, the Holder may exercise this Option, in whole or in part, at any time during the Exercise Period by (i) surrendering this Option, with the form of exercise notice attached hereto as Exhibit "A" duly executed by Holder, and (ii) either electing cashless exercise under
Section 3.2 or making payment to the Company of the aggregate Exercise Price for the applicable Option Shares by wire transfer to an account designated by the Company. Upon any partial exercise of this Option, the Company, at its expense, will forthwith issue to the Holder for this option a replacement Option identical in all respects to this Option, except that the number of Option Shares shall be reduced accordingly.

          3.2 Cashless Exercise. Instead of making payment under Section 3.1(ii) this Option may be exercised on a net basis, such that, without an exchange of any funds, the Holder receives upon exercise the number of shares designated on the exercise notice less that number of shares of Common Stock having an aggregate value computed on the basis of the Average Market Price at the time of exercise equal to Exercise Price for the shares so designated. "Average Market Price" means the arithmetic average of the closing sales price for a share of Common Stock on the NASDAQ-NM for the 20 trading days immediately preceding the date on which the price is to be determined.

          3.3 Issuance of Option Shares. The Option Shares purchased will be issued to the Holder exercising this Option as of the close of business on the date on which all actions and payments required to be taken or made by Holder, pursuant to Section 3.1, have been taken or made. Certificates for the Option Shares so purchased will be delivered to the Holder within a reasonable time, not exceeding ten (10) days after this Option is surrendered.

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          4. NO DILUTION OR IMPAIRMENT.  The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through reorganization, reclassification, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of Common Stock receivable upon the exercise of this Option above the Exercise Price, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Option. In the event of actions, other than those specified herein, affecting adversely the rights of the Holder, the Board of Directors of the Company will make such adjustments as shall be equitable in the circumstances to preserve for Holder the benefits of this Option.

          5. RIGHTS OF HOLDER. Holder is not, solely by virtue of this Option and prior to the issuance of the Option Shares upon due exercise thereof, entitled to any rights of a stockholder in the Company.

          6. TRANSFERABILITY. Holder may sell, assign, transfer or otherwise dispose of this Option only in accordance with the terms of the Option
Purchase Agreement. Subject to compliance with federal and state securities laws and with the Option Purchase Agreement, if applicable, the Holder may sell, assign, transfer or otherwise dispose of any Option Shares acquired upon any exercise hereof at any time and from time to time.

          7. LEGEND ON OPTION SHARES. Certificates evidencing the Option Shares will bear the following legend: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR SUCH LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH

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REGISTRATION  IS NOT REQUIRED  UNDER THE ACT OR SUCH LAWS AND THE RULES AND
REGULATIONS PROMULGATED THEREUNDER." Such certificates will also be legended as appropriate to reflect any and all restrictions on transfer of such Option Shares that are contained in the Option Purchase Agreement.

          8.  MISCELLANEOUS.

          8.1 Amendments. The parties may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Option or changing in any manner the rights of either of the parties hereunder. No amendment, supplement or modification will be binding on either party unless made in writing and signed by a duly authorized representative of each party and effected in compliance with Section
9.4 of the Option Purchase Agreement, if applicable.

          8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender's facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

                  (i)         If to the Company:

                              Nextel Communications, Inc.
                              1505 Farm Credit Drive
                              McLean, Virginia  22102
                              Attention: Thomas J. Sidman,
                                         Vice President and General Counsel
                              Telecopier:  (703) 394-3496

                              with a copy to:

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                              Jeanne M. Rickert, Esq.
                              Jones, Day, Reavis & Pogue
                              North Point
                              901 Lakeside Avenue
                              Cleveland, OH 44114
                              Telecopier:  (216) 579-0212

                  (ii)        If to the Buyer:

                              Option Acquisition, L.L.C.
                              2320 Carillon Point
                              Kirkland, WA 94104-2675
                              Attention: Dennis Weibling
                              Telecopier: (206) 828-8060

                              with a copy to:

                              C. James Judson, Esq.
                              Option Acquisition, L.L.C.
                              2320 Carillon Point
                              Kirkland, WA 94104-2675
                              Telecopier: (206) 828-8060

                              and

                              Jay D. Hull, Esq.
                              Davis Wright Tremaine LLP
                              1300 S. W. Fifth Avenue
                              Suite 2300
                              Portland, OR  96201
                              Telecopier:  (503) 778-5299


Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section 8.2.

          8.3 Waiver By Consent. The Holder may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Holder may specify in such instrument, any of the requirements of this Option otherwise imposed on the Company.

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          8.4  No Implied Waiver; Rights Are Cumulative.  The failure to exercise or the delay in exercising by either party of any right, remedy, power or privilege under this Option, will not operate as a waiver thereof. The single or partial exercise of any right, remedy, power or privilege under this Option will not preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          8.5 Governing Law. This Option and rights and obligations of the parties hereunder are governed by, construed and interpreted in accordance with the laws of the State of Delaware applicable to agreements executed by residents of that state, and fully to be performed, in that state.

          8.6 Severability. If any provision of this Option is found to be unenforceable for any reason whatsoever, such provision shall be deemed null and void to the extent of such unenforceability but is to be deemed separable from and is not to invalidate any other provision of this Option.

          8.7 Captions. Captions to the various paragraphs of this Agreement are provided for convenience only and are not to be used to construe the provisions of this Option.

          8.8 Entire Agreement. This Option, the Second New Option, and the Option Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter of the Option and supersedes all prior discussions, agreements and representations, whether oral or written, concerning the subject matter hereof and whether or not executed by Buyer and the Company.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                              OPTION ACQUISITION, L.L.C.


                               By:  /s/C. James Judson
                                  Name:  /s/C. James Judson
                                  Title: Vice President,
                                         COM Management, Inc.
                                         It's Manager



                               NEXTEL COMMUNICATIONS, INC.


                               By: /s/Steven M. Shindler
                               Name: Steven M. Shindler
                               Title: Vice President

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                               EXHIBIT "A"

                  [To be signed only upon exercise of Option]

To Nextel Communications, Inc.:

                  The undersigned, the Holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option
for, and to purchase thereunder,                 shares of the Class A
Common Stock of Nextel Communications, Inc. and herewith makes payment of
$                      thereof or, and requests that the certificates for such
shares be issued in the name of, and be delivered to,                   whose
address is                            .


Dated:





                               (Signature must conform in all
                               respects to name of Holder as specified on the face of the Option)




                                Address


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